Form N-SAR
Sub-Item 77Q1 (a)
Copies of any material amendments to registrant's charter or by-laws 33-63212, 811-7736

First Amendment to Amended and Restated Trust Instrument dated February 21, 2006, is incorporated herein by reference to Exhibit 1(u) to Post-Effective Amendment No. 41 to Janus Aspen Series' registration statement on Form N-1A, filed on April 28, 2006, accession number 0001035704-06-000292 (File No. 33-63212).

Second Amendment to Amended and Restated Trust Instrument dated April 18, 2006, is incorporated herein by reference to Exhibit 1(v) to Post-Effective Amendment No. 41 to Janus Aspen Series' registration statement on Form N-1A, filed on April 28, 2006, accession number 0001035704-06-000292 (File No. 33-63212).